CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Post-Effective Amendment on Form S-8 (No. 333-81123) and Form S-8 (No. 33-34925, 33-34926,
33-38446, 33-46639, 33-46640, 333-19043, 333-21555 and 333-36041) of Medical
Manager Corporation (formerly Synetic, Inc.) of our report dated February 5, 1999, except for the second paragraph of Note 13, the third paragraph of Note 14, the first and second paragraphs of Note 14 and the fourth paragraph of Note 14, as to which the dates are March 2, 1999, March 15, 1999, July 20, 1999 and July 23, 1999, respectively, relating to the financial statements of Medical Manager Health Systems, Inc. (formerly Medical Manager Corporation), which appears in the Current Report on Form 8-K of Medical Manager Corporation (formerly Synetic, Inc.).



September 20, 1999                       /s/ PricewaterhouseCoopers LLP
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                                        PRICEWATERHOUSECOOPERS LLP